SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: May 16, 2000

                         CHINA FOOD AND BEVERAGE COMPANY
             (Exact name of registrant as specified in its charter)

             Nevada                                            87-0548148
--------------------------------                             --------------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)


                 8 West 38th St, 9th floor, New York, N.Y. 10018
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 398-7833
                                 ---------------
                (Issuer's Telephone Number, Including Area Code)


ITEM 1.          CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

         Not Applicable.

ITEM 3.          BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.          OTHER EVENTS

         On May 16, 2000, Anhui Liu An Beer Company, Ltd., ("the sellers"), from whom the Company purchased its majority interest in its Chinese brewery in December 1998 for 4.2 unregistered shares of common stock, claimed that the Company was in default of its obligations to repurchase or cause to be repurchased from the sellers, a significant majority of the shares of the aforementioned common stock or, to provide additional capital to the brewery. As a result of the alleged default, the sellers refused to provide the Company with any financial information concerning the operations of the brewery during the first quarter of 2000 and assumed control of the brewery.

         The Company believes that the claims made by the sellers are without merit. However, as the assets of the brewery are in the Peoples' Republic of China and the Company has no effective control over the business or the financial concerns of the brewery, the Company has fully reserved against all of its assets located in China.


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         It is possible that, in addition to taking  control of the assets,  the sellers may commence an action against the Company alleging, among other claims, breach of contract. Conversely, the Company is exploring its options, including but not limited to, initiating legal action of its own to recover what it believes to be a wrongful conversion of its assets by the sellers.

ITEM 6.          RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         Not Applicable

ITEM 7.          FINANCIAL STATEMENTS

         Not Applicable

ITEM 8.          CHANGE IN FISCAL YEAR

         Not Applicable

EXHIBITS         MAY 16, 2000 NOTICE OF BREACH OF CONTRACT

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

            By /s/ James Tilton,
            --------------------
                   James Tilton,President

            Date: May 24, 2000